Exhibit 10.60

                  Form of Placement Agent Warrant Certificate.


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THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE
UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                            EXERCISABLE ON OR BEFORE
                    5:30 P.M., NEW YORK TIME, March 14, 2005

No. NWJMA1                                                            Warrants
                                                            ---------

                               WARRANT CERTIFICATE

          This Warrant Certificate certifies that Janssen Meyers Associates LP or registered assigns, is the registered holder of 16.5 Warrants to purchase initially, at any time from the date hereof until 5:30 p.m. New York time on March 16, 2005 ("Expiration Date"), up to 15,823 Units of NUWAVE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), each Unit consisting of 31,646 shares of fully-paid and non-assessable shares of common stock, par value $.01 per share ("Common Stock") of the Company, and 15,823 Redeemable Warrants of the Company, at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $100,000 per Unit upon surrender of this Warrant Certificate and either (i) payment of the Exercise Price; or (ii) accompanied by a Notice of Exchange at an office or agency of the Company, but subject to the conditions set forth herein and in the Placement Agent's Unit Purchase Warrant Agreement dated as of March 16, 2000 between the Company and JANSSEN/MEYERS ASSOCIATES, L.P., (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

          No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Placement Agent's Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.


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          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

          Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

          Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of March 14, 2000

[SEAL]                                  NUWAVE TECHNOLOGIES, INC.

Attest:
                                        By
                                          ---------------------------
                                          Name:
                                          Title:

-------------------
Secretary


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